EXHIBIT (23)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Registration Statement, on Form S-3 (Registration No. 333-11521-99) relating to the Stock Purchase Plan, (ii) the Registration Statement, on Form S-8 (Registration No. 333-46528), relating to the Long Term Performance Based Incentive Plan and (iii) the Registration Statement on Form S-8 (Registration No. 333-110086), relating to the Directors and Executives Deferred Compensation Plan of CH Energy Group, Inc., of our report dated January 29, 2004 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
January 29, 2004

                                                                    EXHIBIT (23)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Registration Statement, on Form S-3 (Registration No. 333-83542) relating to $100 million on Medium-Term Notes, Series D and (ii) the Registration Statement on Form S-8 (Registration No. 333-111984) relating to the Savings Incentive Plan of Central Hudson Gas & Electric Corporation, of our report dated January 29, 2004 relating to the consolidated financial statements and financial statement schedule which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

New York, New York
January 29, 2004